As filed with the Securities and Exchange Commission on April 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Infinity Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2605 Cranberry Square, Morgantown, West Virginia 26508	99-3407012
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Zack Arnold

President & Chief Executive Officer

Infinity Natural Resources, Inc.

2605 Cranberry Square

Morgantown, West Virginia 26508

Telephone: (304) 212-2350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey, P.C.

Michael W. Rigdon, P.C.

Sara Lampert

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 1, 2026

PROSPECTUS

INFINITY NATURAL RESOURCES, INC.

$750,000,000

Class A Common Stock

Preferred Stock

Warrants

Units

Up to 64,047,081 Shares of Class A Common Stock Offered by the selling stockholders, consisting of (i) up to 44,780,230 shares of Class A Common Stock issuable upon conversion of common units of Infinity Natural Resources, LLC, (ii) up to 99,948 shares of Class A Common Stock and (iii) up to 19,166,903 shares of Class A Common Stock issuable upon conversion of 350,000 shares of Series A Preferred Stock

This prospectus relates to the offer and sale of up to $750,000,000 from time to time, together or separately, in one or more offerings of shares of Class A common stock of Infinity Natural Resources, Inc. (“Infinity”, “we”, “us” or the “Company”), $0.01 par value per share (“Class A Common Stock”), shares of preferred stock, $0.01 par value per share (“Preferred Stock”), warrants to purchase shares of Class A Common Stock, Preferred Stock or any combination thereof (“Warrants”) and units comprised of shares of any of the foregoing securities or any combination thereof (“Units”, and collectively with the Class A Common Stock, Preferred Stock and Warrants, the “Company Securities”), by the Company.

In addition, the selling stockholders identified in this prospectus or any supplement to this prospectus (each a “selling stockholder” and, together, the “selling stockholders”) may offer and sell up to 64,047,081 shares of our Class A Common Stock, consisting of (i) up to 44,780,230 shares of Class A Common Stock (the “Exchanged Shares”) issuable upon a one-for-one exchange of common units (“INR LLC Units”) of Infinity Natural Resources, LLC (“INR LLC”) (together with the cancellation for no consideration of an equal number of shares of Class B common stock, $0.01 par value per share, of the Company (the “Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”)), (ii) up to 99,948 shares of Class A Common Stock (“Directly Held Shares”) and (iii) up to 19,166,903 shares of Class A Common Stock (the “Preferred Conversion Shares” and, collectively with the Exchanged Shares and the Directly Held Shares, the “Selling Stockholder Shares”) issuable upon conversion of the 350,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which number of Preferred Conversion Shares assumes all dividends are paid by increasing the liquidation preference of the shares of Series A Preferred Stock for a period of two years from the initial issuance date of the Series A Preferred Stock, from time to time, in amounts, at prices and on terms that will be determined at the time of any such offering. The Company Securities and the Selling Stockholder Shares are collectively referred to herein as the “Securities”.

We are registering the offer and sale of (i) the Exchanged Shares and the Directly Held Shares owned by certain of the selling stockholders to satisfy registration rights we have granted to the selling stockholders pursuant to a registration rights agreement dated as of February 3, 2025 (the “IPO Registration Rights Agreement”) and (ii) the Preferred Conversion Shares owned by certain of the selling stockholders to satisfy registration rights we have granted to those selling stockholders pursuant to a registration rights agreement dated as of February 23, 2026 (the “Preferred Registration Rights Agreement” and, collectively with the IPO Registration Rights Agreement, the “Registration Rights Agreements”).

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the Company Securities we are offering for general corporate purposes. We will not receive any proceeds from the offer or sale of the Selling Stockholder Shares by the selling stockholders pursuant to this prospectus. See the section entitled “Selling Stockholders” for a more detailed discussion about the selling stockholders.

The Securities to which this prospectus relates may be offered and sold from time to time directly by us or the selling stockholders or alternatively through underwriters, broker dealers or agents. We or the selling stockholders, as applicable, will determine at what price we or the selling stockholders may sell the Securities offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by us or the selling stockholders, see the section entitled “Plan of Distribution.” No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those Securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

We have not, and the selling stockholders have not, authorized anyone to give you any information other than in this prospectus and the information incorporated by reference herein. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you.

Our Class A Common Stock is quoted on The New York Stock Exchange (“NYSE”) under the symbol INR. On March 31, 2026, the last reported sale price of Class A Common Stock on the NYSE was $17.61 per share. We will provide information in a prospectus supplement for the trading market, if any, for any Preferred Stock, Warrants or Units we may offer.

Our principal executive office is located at 2605 Cranberry Square, Morgantown, West Virginia 26508, and our telephone number is (304) 212-2350.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in the Securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 5 herein and in the applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is   , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf registration statement” on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the Company Securities described in this prospectus up to a total dollar amount of $750,000,000, and the selling stockholders named herein may offer and sell from time to time, in one or more offerings, up to 64,047,081 Selling Stockholder Shares as described in this prospectus.

This prospectus provides you with a general description of the Securities we or the selling stockholders may offer. Each time we or the selling stockholders offer Securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the Company or the persons offering Securities and the terms of the Securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We have provided you only with the information contained in this prospectus, including the information incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to give you any information other than in this prospectus and the information incorporated by reference herein. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction where the offer or sale of securities is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Infinity Natural Resources, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the Securities covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the Securities covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Information Incorporated by Reference.”

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.infinitynaturalresources.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our Securities. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We incorporate by reference the following documents that we have filed with the SEC (other than any portions of these documents that were deemed to have been furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Reports on Form 8-K, including any financial statements or exhibits related thereto and furnished pursuant to Item 9.01), unless otherwise indicated herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 10, 2026;

•	our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 20, 2026, February 23, 2026, March 17, 2026, March 17, 2026 and March 23, 2026; and

•	the description of our Class A Common Stock contained in our Form 8-A filed on January 30, 2025 including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the Registration Statement (excluding, in each case, any information deemed furnished rather than filed), shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Infinity Natural Resources, Inc.

2605 Cranberry Square

Morgantown, West Virginia 26508

(304) 212-2350

Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

OUR COMPANY

We are a growth oriented independent energy company focused on the acquisition, development, and production of hydrocarbons in the Appalachian Basin. We are focused on creating shareholder value through the identification and disciplined development of low-risk, highly economic oil and natural gas assets while maintaining a strong and flexible balance sheet. Our operations are focused on the Utica Shale in eastern Ohio as well as our dry gas assets in both the Marcellus and Utica Shales in southwestern Pennsylvania, providing highly economic stacked development inventory that leverages shared infrastructure and operational efficiencies. Our portfolio is balanced across oil and natural gas assets, allowing us to optimize our development plan to respond to changes in commodity prices over time.

Shares of our Class A Common Stock trade on the NYSE under the ticker symbol “INR”.

Our principal executive offices are located at 2605 Cranberry Square, Morgantown, West Virginia 26508, and our telephone number is (304) 212-2350. We maintain a website at www.infinitynaturalresources.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

RISK FACTORS

Investing in the Securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of the Securities, as well as the information relating to us identified herein in “Cautionary Statement Regarding Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain “forward-looking statements.” All statements, other than statements of historical fact included in this prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	oil, natural gas and natural gas liquid (“NGL”) prices;

•	our business strategy;

•	our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits of our acquisitions, including our recent acquisitions;

•	the timing and amount of our future production of oil, natural gas and NGLs;

•	our estimated proved reserves;

•	our ability to achieve or maintain certain financial and operational metrics;

•	our drilling prospects, inventories, projects and programs;

•	actions taken by the OPEC and other allied countries (collectively known as “OPEC+”) as it pertains to the global supply and demand of, and prices for, oil, natural gas and NGLs;

•

armed conflict, political instability or civil unrest in oil and gas producing regions, including armed conflict and instability in the Middle East, Venezuela, Mexico and the conflict between Russia and Ukraine, and the related potential effects on laws and regulations, or the imposition of economic or trade sanctions;

•	our ability to replace the reserves we produce through drilling and property acquisitions;

•	the occurrence or threat of epidemic or pandemic diseases, or any government response to such occurrence or threat;

•	risks and restrictions related to our debt agreements and the level of our indebtedness;

•	risks and restrictions related to our Series A Preferred Stock;

•	our financial strategy, leverage, liquidity and capital required for our development program;

•	our pending legal matters;

•	our ability to comply with environmental, health and safety laws, regulations and obligations;

•	our price differentials;

•	our ability to reduce or offset our greenhouse gas emissions, including our ability to achieve carbon neutrality;

•	our hedging strategy and results;

•	our competition and government regulations;

•	our ability to obtain permits and governmental approvals;

•	our marketing of oil, natural gas and NGLs;

•	our leasehold or business acquisitions;

•	our costs of developing our properties;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results;

•	our plans, objectives, expectations and intentions contained in this prospectus; and

•	such other factors set forth in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties incident to the development, production, gathering and sale of oil, natural gas and NGLs, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility; inflation; lack of availability and cost of drilling, completion and production equipment and services; supply chain disruption; project construction delays; environmental risks; drilling, completion and other operating risks; lack of availability or capacity of midstream gathering and transportation infrastructure; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures, impacts of geopolitical and world health events; cybersecurity risks; and the other risks described under “Risk Factors.”

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimates depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any future production and development program. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Investors should note that we announce financial information in SEC filings. We may use the “Investor Relations” section of our website (www.infinitynaturalresources.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. The information on our website is not part of this prospectus.

Forward-looking statements speak only as of the date they are made. Except to the extent required by applicable law or regulation, we undertake no obligation to update the forward-looking statements contained herein to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Company Securities for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of Company Securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

The selling stockholders may offer and sell up to an aggregate of 64,047,081 Selling Stockholder Shares under this prospectus. See the section entitled, “Selling Stockholders.” We will not receive any proceeds from the sales of Selling Stockholder Shares sold by the selling stockholders. Pursuant to the Registration Rights Agreements, we will bear the costs associated with the sale of any Exchanged Shares under this prospectus by the applicable selling stockholders, other than underwriting fees, discounts and commissions (and we will not bear the legal expenses of the selling stockholders under the Preferred Registration Rights Agreement).

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 64,047,081 Selling Stockholder Shares that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

On February 3, 2025 we entered into the IPO Registration Rights Agreement with certain of the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of the Exchanged Shares and the Directly Held Shares, as applicable, held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). On February 23, 2026 we entered into the Preferred Registration Rights Agreement with certain of the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of the Preferred Conversion Shares held by certain of the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act.

We have prepared the table and the related notes based on information publicly available or supplied to us by the selling stockholders and such information is as of March 31, 2026 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Class A Common Stock and as-converted Class A Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the Selling Stockholder Shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Selling Stockholder Shares, no estimate can be given as to the number of Selling Stockholder Shares available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Selling Stockholder Shares it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the Selling Stockholder Shares beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the Selling Stockholder Shares offered by this prospectus. The percent of beneficial ownership for the selling stockholders is based on a total of 80,030,815 shares of Class A Common Stock outstanding on an as-exchanged and as-converted basis as of March 31, 2026, consisting of (i) 18,751,526 shares of Class A Common Stock, (ii) 44,780,230 shares of Class B Common Stock, and (ii) 16,499,059 shares of Class A Common Stock initially issuable upon the exchange of the 350,000 shares of Series A Preferred Stock outstanding.

	Shares of Class A Common Stock Beneficially Owned Prior to the Offering(1) (on an As-Exchanged or As-Converted Basis)		Shares of Class A Common Stock Offered Hereby (on an As-Exchanged or As-Converted Basis)		Shares of Class A Common Stock Beneficially Owned After Sale of Shares that May be Offered Hereby
	Number	Combined Voting Power			Number	Combined Voting Power
Selling Stockholders:
NGP XI US Holdings, L.P.(2)	9,631,441	12.0%	9,631,441		—	—
Pearl Energy Investments, L.P.(3)	28,894,732	36.1%	28,894,732		—	—
INR (II) Investments, LLC (4)	12,962,184	16.2%	15,064,840	(12)	—	—
Etineles Holdings V, LLC(5)	3,536,875	4.4%	4,102,063	(12)	1,734		*

	Shares of Class A Common Stock Beneficially Owned Prior to the Offering(1) (on an As-Exchanged or As-Converted Basis)		Shares of Class A Common Stock Offered Hereby (on an As-Exchanged or As-Converted Basis)	Shares of Class A Common Stock Beneficially Owned After Sale of Shares that May be Offered Hereby
	Number	Combined Voting Power		Number	Combined Voting Power
Zack Arnold(6)	1,802,088	2.3%	1,802,088	—	—
David Sproule(7)	1,521,581	1.9%	1,521,581	—	—
Ian Costello(8)	905,162	1.1%	905,162	—	—
Ryan Warner(9)	905,162	1.1%	905,162	—	—
Britney Crookshanks(10)	905,162	1.1%	905,162	—	—
Steven D. Gray(11)	314,850	*	314,850	—	—

*	Less than 1 percent.
(1)

The amounts and percentages of Class A Common Stock beneficially owned on an as-converted basis are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise noted, the address for each beneficial owner listed below is 2605 Cranberry Square, Morgantown, WV 26508.

(2)

Represents the INR LLC Units, which may be redeemed on a one-for-one basis (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly-issued shares of Class A Common Stock, held by NGP XI US Holdings, L.P. (the “NGP Fund” and, together with its affiliates, “NGP”). NGP XI Holdings GP, L.L.C. is the sole general partner of the NGP Fund, and NGP Natural Resources XI, L.P. is the sole member of NGP XI Holdings GP, L.L.C. G.F.W. Energy XI, L.P. is the sole general partner of NGP Natural Resources XI, L.P., and GFW XI, L.L.C. is the sole general partner of G.F.W. Energy XI, L.P. GFW XI, L.L.C. has delegated full power and authority to manage the NGP Fund to NGP Energy Capital Management, L.L.C. Chris Carter, Craig Glick, Sam Stoutner and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. The principal address for each of the above referenced entities is 2850 N. Harwood Street, 19th Floor, Dallas, TX 75201.

(3)

Represents the INR LLC Units, which may be redeemed on a one-for-one basis (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly-issued shares of Class A Common Stock, held by PEI INR Holdings, L.P. (“PEI INR Holdings”), Pearl Energy Investments, L.P. (“Pearl”), Pearl Energy Investments III, L.P. (“Pearl III”), PEI Infinity-S, L.P. (“Pearl Infinity-S”), PEI INR Co-Invest-B Corp. (“PEI INR Co-Invest”) and Pearl Energy Investment III GP, L.P. (“Pearl Energy Investment” and, collectively with PEI INR Holdings, Pearl, Pearl III, Pearl Infinity-S, PEI INR Co-Invest, the “Pearl Funds”). The Pearl Funds are controlled by William J. Quinn, the founder and managing partner of Pearl. Each of the Pearl Funds and Mr. Quinn may be deemed to have beneficial ownership of the shares of common stock held by the Pearl Funds. Mr. Quinn disclaims beneficial ownership of the shares held by the Pearl Funds except to the extent of his pecuniary interest therein. The principal address for Mr. Quinn is 2100 McKinney Ave, Suite 1675, Dallas, TX 75201.

(4)

Represents 275,000 shares of Series A Preferred Stock held directly by INR (II) Investments, LLC, which are initially convertible into 12,856,475 Preferred Conversion Shares, plus an additional 105,709 shares to account for the dividend paid on March 31, 2026 by increasing the liquidation preference of the shares of Series A Preferred Stock. Quantum Capital Solutions II GP, LLC (“QCS II GP”) is the manager of INR (II) Investments, LLC (“Quantum”). Any decision taken by QCS II GP to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by INR (II) Investments, LLC must be approved by a majority of the members of QCS II GP’s investment committee and such majority must include S. Wil VanLoh. The principal address for Quantum is 800 Capitol Street, Suite 3600, Houston, Texas 77002.

(5)

Represents (i) 1,734 shares of Class A Common Stock and (ii) 75,000 shares of Series A Preferred Stock, which are initially convertible into 3,506,311 Preferred Conversion Shares, plus an additional 28,830 shares to account for the dividend paid on March 31, 2026 by increasing the liquidation preference of the shares of Series A Preferred Stock each directly held by Etineles Holdings V, LLC (“Carnelian”). Tomas Ackerman and Daniel Goodman are the managing members of Carnelian Energy Capital Holdings, LLC, which serves as the general partner of Carnelian Energy Capital GP V, L.P., which serves as the general partner of Carnelian Energy Capital V, L.P., which is the sole member of CEC Selenite III Holdings, LLC, which is the sole member of Carnelian. Each disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein. The principal address for Carnelian is 2229 San Felipe St., Suite 1450, Houston, TX 77019.

(6)

Includes (i) 1,796,588 INR LLC Units, which may be redeemed on a one-for-one basis (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly-issued shares of Class A Common Stock, held by Zack Arnold and (ii) 5,500 shares of Class A Common Stock held by Mr. Arnold’s IRA. Mr. Arnold controls the investment decisions of his IRA.

(7)

Consists of INR LLC Units which may be redeemed on a one-for-one basis (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly-issued shares of Class A Common Stock.

(8)

Includes (i) 901,149 INR LLC Units, which may be redeemed on a one-for-one basis (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly-issued shares of Class A Common Stock, held by Ian Costello and (ii) 4,013 shares of Class A Common Stock directly held by Mr. Costello.

(9)

Includes (i) 901,150 INR LLC Units, which may be redeemed on a one-for-one basis (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly-issued shares of Class A Common Stock, held by Ryan Warner and (ii) 4,012 shares of Class A Common Stock directly held by Mr. Warner.

(10)

Includes (i) 901,150 INR LLC Units, which may be redeemed on a one-for-one basis (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly-issued shares of Class A Common Stock, held by Britney Crookshanks and (ii) 4,012 shares of Class A Common Stock directly held by Ms. Crookshanks.

(11)

Includes (i) 23,244 INR LLC Units, which may be redeemed on a one-for-one basis (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly-issued shares of Class A Common Stock, and 17,411 shares of Class A Common Stock held by Steven D. Gray, (ii) 209,195 INR LLC Units, which may be redeemed on a one-for-one basis (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly-issued shares of Class A Common Stock, and 50,000 shares of Class A Common Stock held by the SD Gray Family Partnership LP (“SD Gray Family Partnership”), over which Mr. Gray has control and (iii) 15,000 shares of Class A Common Stock held by The Gray Management Trust (“Gray Trust”). Mr. Gray controls the investment decisions of the SD Gray Family Partnership and has management control over the SD Gray Management Co., which is the general partner of the SD Gray Family Partnership, and accordingly may be deemed to share beneficial ownership of the common stock held by the SD Gray Family Partnership. Mr. Gray is a trustee and beneficiary of the Gray Trust. The principal address of the SD Gray Family Partnership is 6440 Cherry Hills Dr, Frisco, TX 75036.

(12)

Assumes a conversion rate of the Series A Preferred Stock equal to $21.39 and that all dividends are paid by increasing the liquidation preference of the shares of Series A Preferred Stock for a period of two years from the initial issuance date of the Series A Preferred Stock. Furthermore, to the extent shares of Series A Preferred Stock are sold pursuant to this prospectus or otherwise, the number of shares of common stock that may be sold hereunder will be ratably decreased.

Material Relationships

Sale of Series A Preferred Stock

On February 23, 2026, we issued and sold, for an aggregate purchase price of $350 million, 350,000 shares of our newly created Series A Preferred Stock at a price of $1,000 per share, of which (i) 275,000 shares of Series A Preferred Stock were issued and sold to Quantum for an aggregate purchase price of $275 million and (ii) 75,000 shares of Series A Preferred Stock were issued and sold to Carnelian for an aggregate purchase price of $75 million, in each case pursuant to the Securities Purchase Agreement, dated February 18, 2026 (the “Securities Purchase Agreement”).

Carnelian Board Rights

Pursuant to the Securities Purchase Agreement, Carnelian is entitled to appoint one individual to the Company’s board of directors (the “Board”). Carnelian will have the right to appoint and elect one director to the Board for so long as Carnelian (i) owns, of record or beneficially, all of the shares of Series A Preferred Stock issued to Carnelian at the time of issuance of the Series A Preferred Stock and (ii) holds of record and beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 3% of the outstanding shares of Class A Common Stock and the Class B Common Stock, of the Company, on a fully diluted basis, including the shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock.

Preferred Purchasers Standstill

Pursuant to the Securities Purchase Agreement, for so long as (i) for Quantum and its transferees, so long as Quantum or such transferee owns, of record or beneficially, at least 10% of the outstanding shares of the Company’s Common Stock (which shall be determined assuming the conversion of all of the shares of Series A Preferred Stock) or (ii) for any other Series A Preferred Stock purchaser and its transferees, so long as such Series A Preferred Stock purchaser and its affiliates owns, of record or beneficially, at least 3% of the outstanding shares of the Company’s Common Stock (which shall be determined assuming the conversion of all of the shares of Series A Preferred Stock), in each case, until 2 years following the issuance of the Series A Preferred Stock, such Series A Preferred Stock purchaser will be restricted, among other things and subject to certain customary exceptions, from (i) acquiring any equity securities, rights or options to acquire any equity securities, or any securities exchangeable for or convertible into equity securities, of the Company, or beneficial ownership thereof, in each case, in accordance with the terms of the Securities Purchase Agreement and the Series A Preferred Stock Certificate of Designation (as defined below), (ii) engage in certain proxy campaigns, (iii) seeking to control or influence the management or policies of the Company (beyond their right to elect the Series A Director), (iv) submitting any stockholder proposal to the Company, (v) publicly proposing any change of control or other material transaction involving the Company, or (vi) supporting or encouraging any person in doing any of the foregoing.

Registration Rights

On February 5, 2025, in connection with its initial public offering, the Company entered into the IPO Registration Rights Agreement, pursuant to which Pearl, NGP and the other parties thereto have certain customary registration rights, including rights with respect to the filing of a shelf registration statement, underwritten offering rights and piggyback rights with respect to shares of Class A Common Stock held by or underlying the INR LLC Units held by Pearl, NGP and such other parties.

On February 23, 2026, in connection with the Preferred Investment, the Company and the Preferred Purchasers entered into the Preferred Registration Rights Agreement, pursuant to which the Preferred Purchasers have certain customary registration rights, including rights with respect to the filing of a shelf registration statement, underwritten offering rights and piggyback rights with respect to any shares of Class A Common Stock of the Company issuable upon conversion of the Series A Preferred Stock.

Second Amended and Restated Limited Liability Company Agreement of INR LLC

At the closing of our initial public offering, INR LLC entered into the Second Amended and Restated Limited Liability Company Agreement of Infinity Natural Resources, LLC (the “INR LLC Agreement”), which sets forth, among other things, the rights and obligations of the holders of INR LLC Units. As the sole manager of INR LLC under the INR LLC Agreement, we operate our business through INR LLC and its subsidiaries. The operations of INR LLC, and the rights and obligations of the holders of the INR LLC Units, are set forth in the INR LLC Agreement. The INR LLC Agreement, among other things, provides holders of INR LLC Units, subject to certain conditions, with an exchange right, which entitles such holders to redeem, from time to time, all or a portion of their INR LLC Units (together with the cancellation for no consideration of an equal number of shares of Class B Common Stock) for newly issued shares of our Class A Common Stock on a one-for-one basis. On February 23, 2026, in connection with the Preferred Investment, INR LLC amended the INR LLC Agreement to account for the rights, preferences and privileges of the Series A Preferred Stock.

Pearl and NGP Nomination Rights

Under our Amended and Restated Certificate of Incorporation (the “Amended Charter”), Pearl has the right to nominate a majority of the members of our Board so long as it and its affiliates beneficially own at least 50% of the voting power of our Common Stock entitled to vote generally in the election of directors. When Pearl, together with its affiliates, beneficially owns less than 50% but at least 30% of the voting power of our common stock entitled to vote generally in the election of directors, Pearl will have the right to nominate a number of individuals to the Board proportionate to Pearl’s beneficial ownership of the voting power of the Common Stock entitled to vote generally in the election of directors, rounded up to the nearest whole number, which shall not be less than three. When Pearl, together with its affiliates, beneficially owns less than 30% but at least 20% of the voting power of our common stock entitled to vote generally in the election of directors, Pearl will have the right to nominate a number of individuals to the Board proportionate to Pearl’s beneficial ownership of the voting power of the Common Stock entitled to vote generally in the election of directors, rounded up to the nearest whole number, which shall not be less than two. When Pearl, together with its affiliates, beneficially owns less than 20% but at least 10% of the voting power of our Common Stock entitled to vote generally in the election of directors, Pearl will have the right to nominate one member to the Board. Furthermore, our Amended Charter provides NGP with the right to nominate one individual to our Board so long as it and its affiliates beneficially own at least 10% of the voting power of our Common Stock entitled to vote generally in the election of directors.

Tax Receivable Agreement

We entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with the holders of INR LLC Units at the time of our initial public offering (the “Pre-IPO Owners”). This agreement generally provides for the payment by the Company to the Pre-IPO Owners of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company (a) actually realizes with respect to taxable periods ending after our initial public offering or (b) is deemed to realize in the event of a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations and certain changes to the composition of the Board) or the Tax Receivable Agreement terminates early (at our election or as a result of our breach) with respect to any taxable periods ending on or after such change of control or early termination event, in each case, as a result of (i) the tax basis increases resulting from the exchange of INR LLC Units and the corresponding surrender of an equivalent number of shares of Class B Common Stock by the Pre-IPO Owners for a number of shares of Class A Common Stock on a one-for-one basis or, at our option, the receipt of an equivalent amount of cash pursuant to the INR LLC Agreement and (ii) deductions arising from imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings, if any.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not determined any plan of distribution and we have not been advised by the selling stockholders as to any plan of distribution. Distributions of Securities by us or the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individuals, or through underwriters, dealers or agents or on any exchange on which the Securities may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Securities may be sold by us or the selling stockholders include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	in market transactions on any national securities exchange, transactions other than on exchanges or sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

“at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares or other hedging transactions, whether or not the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the distributions of the shares by the selling stockholders to their partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We or the selling stockholders may also sell shares of Class A Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of Class A Common Stock to its partners, members or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such partners, members or stockholders are not affiliates of ours, such partners, members or stockholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution effected through this registration statement.

Such transactions may be effected by us or the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. We or the selling stockholders may effect such transactions by selling the Securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from us or the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. We or the selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Selling Stockholder Shares for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the Selling Stockholder Shares against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of Selling Stockholder Shares under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Selling Stockholder Shares in the course of hedging the positions they assume. The selling stockholders also may sell the Selling Stockholder Shares short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Selling Stockholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Selling Stockholder Shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the Selling Stockholder Shares offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock is not complete and may not contain all the information you should consider before investing in the Company’s capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended Charter (including, without limitation, the Series A Preferred Stock Certificate of Designation) and our Amended and Restated Bylaws (the “Amended Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Authorized Shares

The Amended Charter provides that the Company is authorized to issue 400,000,000 shares of Class A Common Stock, 150,000,000 shares of Class B Common Stock, and 50,000,000 shares of Preferred Stock, 350,000 of which are currently designated as Series A Preferred Stock.

Class A Common Stock

Holders of shares of our Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our Class A Common Stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class A Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Upon liquidation, dissolution or winding up of the Company (“Liquidation”) and after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of shares of our Class A Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

All shares of our outstanding Class A Common Stock are fully paid and non-assessable. The Class A Common Stock is not subject to further calls or assessments by us. Holders of shares of our Class A Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, powers, preferences and privileges of our Class A Common Stock are subject to those of the holders of any shares of our Preferred Stock or any other series or class of stock we may authorize and issue in the future.

Class B Common Stock

Each share of Class B Common Stock entitles its holder to one vote on all matters to be voted on by stockholders generally. If at any time the ratio at which units representing the INR LLC Units are exchangeable for shares of our Class A Common Stock changes from one-for-one, for example, as a result of a conversion rate adjustment for stock splits, stock dividends or reclassifications, the number of votes to which holders of Class B Common Stock are entitled will be adjusted accordingly. The holders of our Class B Common Stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class B Common Stock vote together with holders of our Class A Common Stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.

Holders of our Class B Common Stock do not have any right to receive dividends or to receive a distribution upon a Liquidation.

Any holder of Class B Common Stock that does not also hold INR LLC Units is required to surrender any such shares of Class B Common Stock (including fractions thereof) to Infinity.

Preferred Stock

As of March 31, 2026, there were 350,000 shares of Preferred Stock issued and outstanding, all of which are designated as Series A Preferred Stock.

Our Amended Charter authorizes our Board to establish one or more series of Preferred Stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of Preferred Stock are available for issuance without further action by the holders of our Common Stock. Our Board is able to determine, with respect to any series of Preferred Stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

Series A Preferred Stock

As of March 31, 2026, the Company had 350,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock was purchased at a price of $1,000 per share (the “Initial Liquidation Preference”). The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in our certificate of designation governing the Series A Preferred Stock, filed with the Delaware Secretary of State on February 23, 2026 (as may be amended, amended and restated, changed or replaced from time to time in accordance with its terms) (the “Series A Preferred Stock Certificate of Designation”). As of March 31, 2026, the Series A Preferred Stock is convertible into 16,497,325 shares of Class A Common Stock.

Dividends

Holders of Series A Preferred Stock are entitled to dividends (i) at the rate of 8% per annum until but excluding the five year anniversary of the issuance of the Series A Preferred Stock, and (ii) at the rate of 12% per annum on and after the five year anniversary of the issuance of the Series A Preferred Stock. Holders of Series A Preferred Stock will also be entitled to participate in any dividends or other distributions declared or paid in cash on the shares of Class A Common Stock, on an as-converted basis. Dividends are payable quarterly in arrears, and dividends accrued through and including the second anniversary of the issuance of the Series A Preferred Stock may be paid, at the Company’s option, in cash or by increasing the Initial Liquidation Preference of each share of Series A Preferred Stock by the amount of the applicable dividend. After the second anniversary of the issuance of the Series A Preferred Stock, dividends must be paid in cash; however, to the extent the Company is restricted from paying dividends in cash, dividends will accrue as an increase to the Initial Liquidation Preference and will incur a 2% per annum increase to the regular dividend rate then in effect. In each case, the Company’s ability to pay cash dividends is subject to the restrictions under that certain Credit Agreement, dated as of September 25, 2024, by and among INR LLC, the lenders from time to time party thereto and Citibank, N.A., as the administrative agent, collateral agent and an issuing bank.

Liquidation Preference

The Series A Preferred Stock rank senior to the Class A Common Stock with respect to distribution rights and rights upon Liquidation, on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock with respect to distribution rights and rights upon Liquidation, junior to any class or series of capital stock of the Company expressly designated as ranking junior to the Series A Preferred Stock with respect to distribution rights and rights upon Liquidation and junior in right of payment to the Company’s existing and future indebtedness. Upon a Liquidation, each share of Series A Preferred Stock is entitled to receive an amount equal to the greater of (i) a liquidation preference equal to the greater of (A) an internal rate of return of 13% per annum on the Initial Liquidation Preference or (B) a 1.3x return on the Initial Liquidation Preference and (ii) the amount such holder would have received in respect of the number of shares of Class A Common Stock that would be issuable upon conversion of such share of Series A Preferred Stock.

Conversion Rights

Each holder of Series A Preferred Stock has the right, at its option, to convert its Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Class A Common Stock at a conversion price equal to $21.39 per share, subject to certain customary adjustments; provided that Quantum does not have the ability to convert prior to the expiration or early termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”).

Additionally, until receipt of the stockholder approvals contemplated by Section 312.03 of the NYSE Listed Company Manual with respect to the issuance of shares of Class A Common Stock upon conversion of the Series A Preferred Stock in excess of the limitations imposed by such rules, the aggregate number of shares of Class A Common Stock issuable or deliverable upon conversion of any Series A Preferred Stock, together with any shares of Class A Common Stock held by the Series A Preferred Stock purchasers on the date of the issuance of the Series A Preferred Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Class A Common Stock), is capped at 19.9% of the shares of Class A Common Stock issued and outstanding immediately prior to the issuance of the Series A Preferred Stock.

Finally, the Company has the right beginning three years after the issuance of the Series A Preferred Stock to convert any shares of Series A Preferred Stock into fully paid and non-assessable shares of Class A Common Stock if the last reported sales price of its Class A Common Stock for any 20 of the last 30 trading days exceeds 140% of the conversion price.

Redemption and Repurchase Rights

The Company may, at its option, redeem all or any of the Series A Preferred Stock for cash at any time beginning five years after the issuance of the Series A Preferred Stock at a price resulting in the holders of Series A Preferred Stock achieving an internal rate of return of 15% per annum on the Initial Liquidation Preference. Upon a change of control of the Company, any share of Series A Preferred Stock to be repurchased would be entitled to receive an amount in cash equal to the greater of (i) an internal rate of return of 13% per annum on the Initial Liquidation Preference or (ii) a 1.3x return on the Initial Liquidation Preference.

Voting and Consent Rights

Holders of Series A Preferred Stock generally are entitled to vote with the holders of the shares of Class A Common Stock on all matters submitted for a vote of holders of shares of Class A Common Stock (voting together with the holders of shares of Class A Common Stock as one class) on an as-converted basis; provided that Quantum will have no voting rights with respect to any such shares held by such holder in respect of election of members of our Board prior to the expiration or early termination of the applicable waiting period, if any, under the HSR Act.

Additionally, subject to certain exceptions and ownership thresholds, the consent of the holders of Series A Preferred Stock holding a majority of the then outstanding shares of Series A Preferred Stock is required for, among other things, certain amendments to the Company’s organizational documents, issuances of senior or parity securities, payment of dividends, delisting from the NYSE or deregistration from Section 12 of the Exchange Act, formation of non-wholly owned subsidiaries, the incurrence of debt up to a certain threshold and any deviation from certain enumerated hedging requirements.

Board Rights

Pursuant to the Securities Purchase Agreement, Carnelian is entitled to appoint one individual to the Board. Carnelian will have the right to appoint and elect one director to the Board for so long as Carnelian (i) owns, of record or beneficially, all of the shares of Series A Preferred Stock issued to Carnelian at the time of issuance of the Series A Preferred Stock and (ii) holds of record and beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 3% of the outstanding shares of Class A Common Stock and the Class B Common Stock, of the Company, on a fully diluted basis, including the shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock.

Anti-Takeover Effects of Our Amended Charter, Amended Bylaws and Certain Provisions of Delaware Law

Our Amended Charter, Amended Bylaws and the Delaware General Corporation Law (the “DGCL”) contain provisions, which are summarized below, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.

Among other things, our Amended Charter and Amended Bylaws:

•	authorize “blank check” Preferred Stock that our Board could issue to increase the number of outstanding shares to discourage a takeover attempt;

•

prohibit stockholders from acting by written consent at any time when the Pearl Funds and their affiliates beneficially own, in the aggregate, less than 35% in voting power of our Class A Common Stock;

•	limit the ability of our stockholders to call special meetings;

•	prohibit cumulative voting;

•

require that the affirmative vote of holders representing at least 66 2/3% of the voting power of all outstanding shares of capital stock (or a majority of the voting power of all outstanding shares of capital stock if Pearl Funds beneficially own at least 35% of the voting power of all such outstanding shares) be obtained to amend our Amended Bylaws, to remove directors or to amend our Amended Charter;

•

provide that, subject to the rights granted to one or more series of Preferred Stock then outstanding or the Board nomination rights granted to the Pearl Funds and a family of private equity funds managed by NGP Energy Capital Management, L.L.C., including NGP, any vacancies on our Board, and any newly created directorships, will be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, by a sole remaining director or by the stockholders;

•	provide that the Board is expressly authorized to adopt, or to alter or repeal our bylaws; and

•

establish advance notice and certain information requirements for stockholder proposals and nominations for election to our Board other than nominations made by or at the direction of our Board or a committee of our Board.

In addition, certain change of control events have the effect of accelerating the payment due under our Tax Receivable Agreement, which could be substantial and accordingly serve as a disincentive to a potential acquirer of our Company.

Exclusive Forum

Our Amended Charter provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (a) derivative action or proceeding brought on behalf of our company, (b) action asserting a claim of breach of a duty (including any fiduciary duty), or other wrongdoing, owed by any current or former director, officer, employee, agent or stockholder of the Company to the Company or the Company’s stockholders, (c) action asserting a claim against our company or any current or former director, officer, employee, agent or stockholder of the Company arising pursuant to any provision of the DGCL or our Amended Charter or Amended Bylaws, or (d) action asserting a claim against the Company governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and we will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws, including the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our Amended Charter. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our Amended Charter. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Business Combination with Interested Stockholders

We have opted out of Section 203 of the DGCL; however, our Amended Charter contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares;

•

at or subsequent to that time, the business combination is approved by our Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder;

•

the stockholder became an interested stockholder inadvertently and (a) as soon as practicable divested itself of sufficient ownership to cease to be an interested stockholder and (b) had not been an interested stockholder but for the inadvertent acquisition of ownership within three years of the business combination; or

•

the business combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required under our Amended Charter of a proposed transaction which (a) constitutes one of the transactions described in the proviso of this sentence, (b) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of our Board and (c) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors; provided that the proposed transactions are limited to (x) our merger or consolidation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of our stockholders is required), (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of ours or of any of our direct or indirect majority-owned subsidiaries (other than to any of our direct or indirect wholly-owned subsidiaries or to us) having an aggregate market value equal to 50% or more of either that aggregate market value of all of our assets determined on a consolidated basis or the aggregate market value of all our outstanding stock or (z) a proposed tender or exchange offer for 50% or more of our outstanding voting stock; provided further that we will give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) above.

Generally, a “business combination” includes any merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is any person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” shall mean, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

Under certain circumstances, these provisions make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. These provisions may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Amended Charter provides that “interested stockholders” for purposes of these provisions shall not include (a) Pearl Funds or NGP, any of their respective direct or indirect transferees or any of their affiliates, or any other person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of our stock or (b) any person whose ownership of shares in excess of 15% is the result of any action taken solely by us; provided, however, that for the purposes of this clause (b) only, such person shall be an interested stockholder if thereafter such person acquires additional shares of our voting stock, except as a result of further corporate action not caused, directly or indirectly, by such person.

Listing

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “INR.”

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of our Class A Common Stock, Preferred Stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of Warrants for the terms of and information relating to the Warrants, including, where applicable:

(1)	the number of securities purchasable upon exercise of the Warrants and the price at which such securities may be purchased upon exercise of the Warrants;

(2)	the date on which the right to exercise the Warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	the United States federal income tax consequences applicable to the Warrants;

(4)	the amount of the Warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the Warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the prospectus supplement relating to such Warrants.

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the Warrants, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

We may issue Units consisting of one or more of the following Company Securities: Class A Common Stock, Preferred Stock, Warrants or any combination thereof. We may evidence each series of Units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any Units, certain terms of that series of Units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

(1)	the title of the series of Units;

(2)	identification and description of the separate constituent securities comprising the Units;

(3)	the price or prices at which the Units will be issued;

(4)	the date, if any, on and after which the constituent Company Securities comprising the Units will be separately transferable;

(5)	if appropriate, a discussion of material United States federal income tax considerations; and

(6)	any other terms of the Units and their constituent Company Securities.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. If the validity of any Securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

Independent Auditors

The financial statements of Infinity Natural Resources, Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

The financial statements of the Utica Shale Properties of Antero Resources Corporation for the years ended December 31, 2024 and 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The abbreviated financial statements of the Utica Shale Property and Equipment of Antero Midstream Corporation as of December 31, 2024 and 2025 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

Independent Reserve Engineer

Estimates of our oil and natural gas reserves, related future net cash flows and the present values thereof related to our properties as of December 31, 2025 and December 31, 2024 incorporated by reference in this prospectus were based upon reserve reports prepared by independent petroleum engineers Wright & Company, Inc. We have included these estimates in reliance on the authority of such firm as experts in such matters.

Estimates of the oil and natural gas reserves, related future net cash flows and the present values thereof related to the Antero assets as of December 31, 2025 incorporated by reference in this prospectus were based upon reserve reports prepared by independent petroleum engineers DeGolyer and MacNaughton. We have included these estimates in reliance on the authority of such firm as experts in such matters.

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee	$258,891.48
Printing and engraving expenses	—	*
Fees and expenses of legal counsel	—	*
Accounting fees and expenses	—	*
Transfer agent and registrar fees	—	*
Miscellaneous	—	*

Total	$258,891.48	*

*	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Amended Charter provides that the Company’s directors and officers will not be liable to the Company or its stockholders for monetary damages to the fullest extent permitted by the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Company, will be limited to the fullest extent permitted by the amended DGCL. The Amended Charter and the Amended Bylaws provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

The Company maintains directors’ and officers’ insurance to cover the Company’s directors, officers and some of the Company’s employees for certain liabilities. In addition, the Company has entered into indemnification agreements with the Company’s current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require the Company, among other things, to indemnify the Company’s directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Infinity Natural Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2025).

3.2	Amended and Restated Bylaws of Infinity Natural Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2025).

3.3	Certificate of Designation of Series A Preferred Stock of Infinity Natural Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2026).

4.1	Registration Rights Agreement, dated as of February 3, 2025, by and among Infinity Natural Resources, Inc. and each of the other signatories from time to time party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2025).

4.2	Registration Rights Agreement, dated as of February 23, 2026, by and among Infinity Natural Resources, Inc. and each of the other signatories from time to time party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2026).

4.4*	Form of Warrant Agreement (including form of Warrant Certificate).

4.5*	Form of Unit Agreement (including form of Unit Certificate).

5.1**	Opinion of Kirkland & Ellis LLP.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of KPMG LLP, independent auditors for Antero Resources Corporation.

23.3**	Consent of KPMG LLP, independent auditors for Antero Midstream Corporation.

23.4**	Consent of Wright & Company, Inc.

23.5**	Consent of DeGolyer and MacNaughton.

23.6**	Consent of Kirkland & Ellis LLP (included in their opinion filed as Exhibit 5.1).

24.1**	Powers of Attorney (included on signature page).

107**	Filing Fee Table.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(e)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morgantown, State of West Virginia, on April 1, 2026.

Infinity Natural Resources, Inc.

By:	/s/ Zack Arnold
Name:	Zack Arnold
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Zack Arnold and Raleigh Wolfe as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of April 1, 2026.

Signature	Title

/s/ Zack Arnold Zack Arnold	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David Sproule David Sproule	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Brian Pietrandrea Brian Pietrandrea	Chief Accounting Officer (Principal Accounting Officer)

/s/ Steven Gray Steven Gray	Chairman

/s/ Steven Cobb Steven Cobb	Director

/s/ Katherine Gallagher Katherine Gallagher	Director

Signature	Title

/s/ Scott Gieselman Scott Gieselman	Director

/s/ Matthew Kelly Matthew Kelly	Director

/s/ David Poole David Poole	Director

/s/ William Quinn William Quinn	Director